                                                                       EXHIBIT C

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                           CAPITAL STRUCTURE BY ENTITY
                            AS OF SEPTEMBER 30, 2004
                                 (IN THOUSANDS)

                                                              CENTERPOINT             CENTERPOINT
                                                                ENERGY                  ENERGY              TEXAS GENCO
                                      CENTERPOINT               HOUSTON                RESOURCES             HOLDINGS,
                                      ENERGY, INC.           ELECTRIC, LLC               CORP.                  INC.
                                      ------------           -------------            -----------           -----------
CURRENT PORTION OF LONG-TERM DEBT     $    535,392     4.42%   $   46,806     0.82%    $  366,873     7.89%  $        -      0.00%
INDEXED DEBT SECURITIES DERIVATIVE         278,103     2.29%            -     0.00%             -     0.00%           -      0.00%
DEBT TO AFFILIATE-CENTERPOINT
  ENERGY, INC.                                   -     0.00%      295,334     5.15%             -     0.00%           -      0.00%
LONG-TERM DEBT                          10,455,683    86.23%    3,531,700    61.64%     2,001,366    43.02%           -      0.00%
MINORITY INTEREST                          215,953     1.78%            -     0.00%             -     0.00%           -      0.00%
COMMON STOCK                                 3,078     0.03%            1     0.00%             1     0.00%          80      0.00%
ADDITIONAL PAID-IN CAPITAL               2,888,485    23.82%    2,190,111    38.22%     1,985,273    42.68%   2,887,193    107.72%
RETAINED EARNINGS (DEFICIT)             (1,797,041)  -14.82%     (334,075)   -5.83%       243,890     5.24%    (114,535)    -4.27%
ACCUMULATED OTHER COMPREHENSIVE
  INCOME (LOSS)                           (454,936)   -3.75%            -     0.00%        54,449     1.17%     (92,571)    -3.45%
                                      ------------             ----------              ----------            ----------
TOTAL CAPITALIZATION                  $ 12,124,717   100.00%   $5,729,877   100.00%    $4,651,852   100.00%  $2,680,167    100.00%
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